Exhibit 99.1

bREITBurn Energy Partners LP

Page

Unaudited Pro Forma Combined Statement of Operations for the Year Ended December 31, 2014	1

Notes to Unaudited Pro Forma Combined Statement of Operations	2

Breitburn Energy Partners LP and Subsidiaries

Unaudited Pro Forma Combined Statement of Operations

For the Year Ended December 31, 2014

	Breitburn	QRE Historical	Pro Forma Adjustments		Breitburn
Thousands of dollars, except per unit amounts	Historical	(Note 2)	(Note 3)		Pro Forma

Revenues and other income items
Oil, NGLs and natural gas sales	$855,820	$428,239	$-		$1,284,059
Gain on commodity derivative instruments, net	566,533	72,657	-		639,190
Other revenue, net	7,616	16,450	-		24,066
Total revenues and other income items	1,429,969	517,346	-		1,947,315
Operating costs and expenses
Operating costs	355,681	192,008	349	(a)	548,038
Depletion, depreciation and amortization	291,709	118,658	14,680	(b)	427,047
Impairments	149,000	-	-		149,000
General and administrative expenses	86,949	77,858	(36,654	)(c)	128,153
Loss on sale of assets	663	-	-		663
Total operating costs and expenses	884,002	388,524	(21,624)		1,250,902

Operating income	545,967	128,822	21,624		696,413

Interest expense, net of capitalized interest	126,960	47,098	(18,362	)(d)	155,696
Gain on interest rate swaps	(490)	-	-		(490)
Loss (gain) on Deferred Class B unit obligation	-	(43,810)	43,810	(e)	-
Other income, net	(1,746)	(566)	-		(2,312)
Total other expense	124,724	2,722	25,448		152,894

Income (loss) before taxes	421,243	126,100	(3,824)		543,519

Income tax expense (benefit)	(73)	507	-		434

Net income (loss)	421,316	125,593	(3,824)		543,085

Less: Net income (loss) attributable to noncontrolling interest	(17)	1,167	-		1,150

Net income (loss) attributable to the partnership	421,333	124,426	(3,824)		541,935

Less: Distributions to preferred unitholders	10,083	-	-		10,083

Net income (loss) attributable to common unitholders	$411,250	$124,426	$(3,824)		$531,852

Basic net income per unit	$3.04				$2.51
Diluted net income per unit	$3.02				$2.50

Weighted average number of units used to calculate (d)
Basic net income per unit	133,451		85,537	(f)	209,837
Diluted net income per unit	134,206		85,537	(f)	210,592

See the accompanying notes to the unaudited pro forma combined financial statements.

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Notes to the Unaudited Pro Forma Combined Financial Statements

1.	General

On November 19, 2014, Breitburn Energy Partners LP, a Delaware limited partnership (“Breitburn”), and Breitburn GP LLC, a Delaware limited liability company (“Breitburn GP”), completed the previously announced transactions contemplated by the Agreement and Plan of Merger, dated as of July 23, 2014 (the “Merger Agreement”), by and among Breitburn, Breitburn GP, Boom Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Breitburn (“Merger Sub”), QR Energy LP, a Delaware limited partnership (“QRE”) and QRE GP, LLC, a Delaware limited liability company (“QRE GP”). Pursuant to the terms of the Merger Agreement, Merger Sub was merged with and into QRE, with QRE continuing as the surviving entity and as a direct wholly owned subsidiary of Breitburn (the “Merger”). Under the terms of the Merger Agreement, holders of QRE common units and Class B units received 0.9856 common units of Breitburn for each QRE unit held and Breitburn issued approximately 71.5 million Breitburn common units. In addition, under the terms of the Merger Agreement, each Class C Convertible Preferred Unit (collectively, the “Class C units”) of QRE issued and outstanding was converted into the right to receive cash in an amount equal to (i) $350 million divided by (ii) the number of Class C units outstanding immediately prior to the closing of the merger.

The unaudited pro forma statement of operations has been prepared using the acquisition method of accounting for business combinations under U.S. GAAP. The historical financial information included in the column entitled “Breitburn Historical” was derived from the audited statement of operations included in Breitburn’s Annual Report on Form 10-K for the year ended December 31, 2014. The historical financial information included in the column entitled “QRE Historical” was derived from the unaudited statement of operations included in QRE’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014 as well as operating results attributable to QRE from October 1, 2014 through November 19, 2014.

The unaudited pro forma combined statement of operations for the year ended December 31, 2014 has been presented based on Breitburn’s statement of operations, and reflects the pro forma operating results attributable to QRE. Breitburn’s historical statements of operations include operating results from QRE from November 19, 2014 to December 31, 2014 and, as such, there are no pro forma adjustments related to QRE for this period.

Pro forma data is based on currently available information and certain estimates and assumptions as explained in the notes to the unaudited pro forma combined financial statements. Pro forma data is not necessarily indicative of the financial results that would have been attained had the Merger occurred on January 1, 2014. As actual adjustments may differ from the pro forma adjustments, the pro forma amounts presented should not be viewed as indicative of operations in future periods.

The unaudited pro forma combined financial information is based on assumptions that Breitburn believes are reasonable under the circumstances and are intended for informational purposes only. Actual results may differ from the estimates and assumptions used. The unaudited pro forma combined financial information is not necessarily indicative of the financial results that would have occurred if these transactions had taken place on the dates indicated, nor is it indicative of future consolidated results.

2.	The QRE Historical Financial Statements

The QRE historical financial statements reflect the results of operations derived from the unaudited statement of operations included in QRE’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014 as well as operating results attributable to QRE from October 1, 2014 through November 19, 2014. The QRE historical financial statements as presented include the following reclassifications to conform to Breitburn’s financial statement presentation.

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		QRE Historical
Thousands of dollars	QRE Historical	As Adjusted
Income Statement for the period January 1, 2014 to November 19, 2014

Other income (expense)
Gain on commodity derivative contracts, net	$72,657	$-
Revenues and other income items
Gain on commodity derivative instruments, net	-	72,657

Production expenses	$178,104	$-
Disposal and related expenses	13,904	-
Operating costs	-	192,008

Depreciation, depletion and amortization	$110,887	$118,658
Accretion of asset retirement obligation	7,771	-

General and administrative expenses	$51,229	$77,858
Acquisition and transaction costs	26,629	-

3. Pro Forma Adjustments to the Unaudited Combined Statements of Operations

The unaudited pro forma combined statements of operations have been adjusted as follows:

(a)	For the year ended December 31, 2014:

Reflect an increase in operating costs of $0.3 million to account for geological, geophysical and delay rental expenditures using the successful efforts method rather than the full cost method used by QRE.

(b)	For the year ended December 31, 2014:

Reflect a $14.7 million increase attributable to differences in depletion, depreciation and amortization (“DD&A”) calculated under the successful efforts method using the estimated fair value of QRE’s oil and gas properties.

(c)	For the year ended December 31, 2014:

Reflect a $36.7 million adjustment to remove acquisition transaction costs from G&A expenses related to the QRE assets.

(d)	For the year ended December 31, 2014:

Reflect an $18.4 million decrease in interest expense associated with QRE’s debt, assuming the retirement of QRE’s senior notes and the refinancing of all debt under Breitburn’s credit facility. The assumed variable rate was 2.363% for the year ended December 31, 2014. If the variable interest rate increased or decreased by 0.125% from the assumed variable rate, the year ended December 31, 2014 pro forma interest expense would have increased or decreased by $2.7 million.

(e)	For the year ended December 31, 2014:

Eliminate the $43.8 million gain on Deferred Class B unit obligation based on the terms of the Merger Agreement.

(f)	For the year ended December 31, 2014:

Give effect, as of January 1, 2014, of the 71.5 million Breitburn common units issued as partial consideration for the QRE merger and 14.0 million Breitburn common units for the October 2014 equity offering to the denominator for calculating net income per unit.

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